UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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IEC ELECTRONICS CORP.
(Name of Registrant as Specified in its Charter)

VINTAGE OPPORTUNITY PARTNERS LP
VINTAGE CAPITAL MANAGEMENT, LLC
KAHN CAPITAL MANAGEMENT, LLC
BRIAN R. KAHN
KEITH M. BUTLER
CHARLES P. HADEED
LYNN J. HARTRICK
ANDREW M. LAURENCE
JEREMY R. NOWAK
JEFFREY T. SCHLARBAUM
ERIC SINGER

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VINTAGE CAPITAL ANNOUNCES THAT GLASS LEWIS RECOMMENDS IEC ElECTRONICS STOCKHOLDERS vote on the Gold proxy card

GLASS LEWIS SEES ROOM FOR IMPROVEMENT ON IEC BOARD

RECOMMENDS THAT STOCKHOLDERS DO NOT VOTE ON MANAGEMENT’S WHITE CARD

Orlando, FL, January 20, 2015 – Vintage Capital Management, LLC (“Vintage”), the largest stockholder of IEC Electronics Corp. (NYSE MKT:IEC), today announced that Glass Lewis, one of the world’s leading proxy advisors, recommended that stockholders vote on the GOLD proxy card for Vintage’s nominees Keith Butler and Charles Hadeed, and, in addition, Vintage recommends that stockholders vote for Lynn Hartrick, Andrew Laurence, Jeremy Nowak, Jeffrey Schlarbaum, and Eric Singer.

In its January 16th report, Glass Lewis agreed with Vintage that there is a serious lack of transparency at IEC, stating, “Of particular concern, in our view, is the apparent inability or unwillingness of the current management team to provide investors with accurate, reliable or relevant guidance for how the business is likely to perform in the near future.” Glass Lewis continued that “this often is a sign of an underperforming or poorly managed company” and confirmed that “sales have actually declined in six of the last eight quarters despite lofty sales targets or forecasts for growth.”

Glass Lewis also agreed with Vintage that “improvements in optimization and efficiency are likely attainable, which could significantly enhance shareholder value given IEC’s small or negative operating and net profits in recent quarters.” Most importantly, Glass Lewis found that they “see room for improvement on the IEC board, owing to the recent operational struggles, unsatisfactory communication with shareholders and reoccurring instances of poor corporate governance.”

Glass Lewis’ report follows the ISS recommendation that stockholders vote on Vintage’s GOLD card, finding that IEC’s “weakening financial performance over the past five fiscal years suggests the board’s oversight was insufficient.” As long-time chairman and current CEO, W. Barry Gilbert, recently wrote to stockholders, IEC’s “performance has not been brilliant over these last two years.” ISS and Glass Lewis now both agree with that sentiment.

Vintage urges all IEC stockholders to vote on the GOLD card for its qualified nominees and for necessary change on IEC’s Board of Directors.

ABOUT VINTAGE CAPITAL MANAGEMENT, LLC:

Vintage Capital Management, LLC (“Vintage”) is a value-oriented, operations-focused private and public equity investor specializing in the aerospace & defense, manufacturing and consumer sectors with a 15-year track record of consistently successful returns. Vintage adheres strictly to a capital preservation approach defined by its commitment to control (economic or otherwise); vigilant analysis; structural advantages; and partnership with successful operators well known to Vintage.

CONTACT:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833